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Form of agreement subject to completion

                                    FORM OF
                               AMENDED EXHIBIT A
                                    to the
                STATE SECURITIES COMPLIANCE SERVICES AGREEMENT

   This Exhibit A, amended as of September 7, 2006 to reflect the current portfolios of the Trust, is Exhibit A to that certain State Securities Services Agreement dated as of August 12, 1999, between PFPC Inc. and E*TRADE Funds as amended on August 17, 2001, and as further amended from time to time.

                                  PORTFOLIOS

                        E*TRADE S&P 500 Index Fund
                        E*TRADE Technology Index Fund
                        E*TRADE International Index Fund
                        E*TRADE Russell 2000 Index Fund
                        E*TRADE Kobren Growth Fund
                        E*TRADE Delphi Value Fund

* Compensation for this Fund shall be $150/per registration (as that term is defined in the Compensation Schedule to the Agreement).

PFPC INC.

By:
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Title:
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E*TRADE ASSET MANAGEMENT, INC.

By:
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Title:
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